Exhibit 1(n)

BLACKROCK CALIFORNIA MUNICIPAL SERIES TRUST

Certificate of Amendment to Establishment and Designation of Series

WHEREAS, Merrill Lynch California Tax-Exempt Fund (the “Fund”) was established and designated as a series of BlackRock California Municipal Series Trust (the “Trust”), a Massachusetts business trust, under Section 6.2 of the Trust’s Declaration of Trust dated as of March 20, 1985, as amended (the “Declaration”);

WHEREAS, the Fund’s name was changed to Merrill Lynch California Municipal Bond Fund effective as of December 21, 1987, the Fund’s name was changed to Merrill Lynch California Insured Municipal Bond Fund effective as of August 17, 2001, the Fund’s name was changed to BlackRock California Insured Municipal Bond Fund effective as of September 29, 2006, and the Fund’s name was further changed to BlackRock California Municipal Bond Fund effective as of March 16, 2009;

NOW THEREFORE, the Trustees of the Trust, acting pursuant to Section 1.1 of the Declaration, do hereby change the name of the Fund to BlackRock California Municipal Opportunities Fund effective as of January 26, 2015.

IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this Certificate as of this 12th day of November, 2014.

Signature Page Follows

/s/ James H. Bodurtha (JAMES H. BODURTHA)	/s/ Roberta Cooper Ramo (ROBERTA COOPER RAMO)

/s/ Bruce R. Bond (BRUCE R. BOND)	/s/ David H. Walsh (DAVID H. WALSH)

/s/ Donald W. Burton (DONALD W. BURTON)	/s/ Fred G. Weiss (FRED G. WEISS)

/s/ Stuart E. Eizenstat (STUART E. EIZENSTAT)	/s/ Paul L. Audet (PAUL L. AUDET)

/s/ Kenneth A. Froot (KENNETH A. FROOT)	/s/ Laurence D. Fink (LAURENCE D. FINK)

/s/ Robert M. Hernandez (ROBERT M. HERNANDEZ)	/s/ Henry Gabbay (HENRY GABBAY)

/s/ John F. O’Brien (JOHN F. O’BRIEN)

The Declaration is on file with the office of the Secretary of the Commonwealth of Massachusetts, and provides that no Trustee, shareholder, officer, employee or agent of the Trust shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of the Trust, but the Trust Property only shall be liable.